Exhibit 10.2

EXECUTION VERSION

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of June 27, 2016, among Wilmington Trust, National Association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), and Dynegy Finance IV, Inc., a Delaware corporation (the “Borrower”) and a wholly-owned subsidiary of Dynegy Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with the Term Loan Credit Agreement (as amended, restated, amended and restated, refinanced and/or replaced from time to time, the “Credit Agreement”) dated as of June 27, 2016, among the Borrower, the Company, the lenders party thereto from time to time (the “Lenders”), and Morgan Stanley Senior Funding, Inc., as administrative agent (for the avoidance of doubt, Wilmington Trust, National Association, in its capacity as Escrow Agent, is not a party to the Credit Agreement, shall have no duties or obligations thereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders are extending credit to the Borrower in the form of term loans in an aggregate principal amount of $2,000,000,000 (the “Term Loans”);

WHEREAS, the Borrower will deposit, or will cause to be deposited, into the Escrow Account (as defined below) the net proceeds from the incurrence of the Term Loans and other funds in the amounts and at the times set forth below;

WHEREAS, such funds will be used upon satisfaction of the escrow conditions set forth in Section 3(a) for the purposes described in Section 9.02 of the Credit Agreement;

WHEREAS, as security for their obligations under the Credit Agreement, the Borrower will, pursuant to the terms of this Agreement, grant to the Administrative Agent, for the sole and exclusive benefit of the Administrative Agent and the Lenders, a first priority security interest in and lien on the Escrow Account and the Collateral (as defined below); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Additional Amount” means an amount of cash equal to or, at the option of the Borrower in its sole discretion, greater than, the amount of funds, if any may be required, to increase the amounts deposited in the Escrow Account such that, after giving effect to any such deposit, the amount of Escrow Funds equals the outstanding principal amount of Term Loans plus, on each one month anniversary of the Closing Date, the Borrower’s reasonable estimate of the interest payments which will accrue with respect to the Term Loans during the next one month period (in each case, based upon interest rates as in effect as such time).  The Escrow Agent shall have no duty or obligation to calculate any Additional Amount.

“Administrative Agent” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Borrower” has the meaning set forth in the preamble of this Agreement.

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or a place of payment.

“Closing Date” means June 27, 2016.

“Collateral” has the meaning set forth in Section 6(a).

“Company” has the meaning set forth in the preamble of this Agreement.

“Credit Agreement” has the meaning set forth in the recitals of this Agreement.

“Delta Acquisition” means the acquisition by the Company, directly or indirectly from International Power, S.A., of one hundred percent (100%) of the equity interests of GDF Suez Energy North America, Inc.

“Delta Acquisition Agreement” means that certain Stock Purchase Agreement, dated February 24, 2016, among inter alia, Atlas Power Finance, LLC, the indirect domestic subsidiary of the Company, and International Power, S.A., (as may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time in accordance with its terms, together with all schedules and exhibits thereto) pursuant to which the Company, indirectly, will consummate the Delta Acquisition.

“Delta Acquisition Escrow Conditions” has the meaning set forth in the Credit Agreement.

“Delta Acquisition Deadline” means 11:59 p.m., New York City time, on February 24, 2017.

“Delta Escrow Release Date” has the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Company.

“Eligible Escrow Investments” means: (i) investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder), and rated “AAAm” or “AAAm-G” or better by S&P and “Aaa,” “Aa1” or “Aa2” by Moody’s, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian and (ii) deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage at least through the Delta Escrow Release Date.

“Escrow Account” has the meaning set forth in Section 2(b)(i).

“Escrow Agent” has the meaning set forth in the preamble of this Agreement.

“Escrow Funds” means amounts deposited by the Borrower with the Escrow Agent pursuant to Section 2(b)(ii) and/or 2(b)(iii).

“Escrowed Property” has the meaning set forth in Section 2(b)(iv).

“Indemnified Person” has the meaning set forth in Section 5.

“Lenders” has the meaning set forth in the recitals of this Agreement.

“Release” has the meaning set forth in Section 3(a).

“Release Request” has the meaning set forth in Section 3(a).

“Representative Officer” means any officer of the Escrow Agent who has direct responsibility for the administration of this Agreement and shall also mean any other officer of the Escrow Agent to whom any matter related to this Agreement is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Secured Obligations” has the meaning set forth in Section 6(a).

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2. Escrow Account; Escrow Agent.

(a)                                 Appointment of the Escrow Agent. Each of the Administrative Agent and the Borrower hereby appoints Wilmington Trust, National Association, as Escrow Agent in accordance with the terms and conditions set forth herein, and Wilmington Trust, National Association hereby accepts such appointment subject to the terms and conditions set forth herein.

(b)                                 Establishment of Escrow Account.

(i)                                          Concurrently with the execution and delivery hereof, the Escrow Agent shall establish a segregated escrow account in the name of the Administrative Agent (the “Escrow Account”) as follows:

Dynegy Finance IV, Inc. Term Loans Escrow Account:

Wilmington Trust, National Association

Manufacturers & Trader Trust Co.

ABA # 031100092

Acct # 116685-000

Acct Name: Dynegy Finance IV Term Loans Escrow Account

Attn: Global Capital Markets

(ii)                                       On the Closing Date, the Borrower shall deposit, or shall cause to be deposited, with the Escrow Agent, for credit into the Escrow Account, the proceeds of the Term Loans.

(iii)                                    On the Closing Date and on each other date as may be required pursuant to

Section 9.03 of the Credit Agreement, the Borrower shall deposit, or shall cause to be deposited, with the Escrow Agent, for credit into the Escrow Account, the then applicable Additional Amount.

(iv)                                   The Borrower, the Administrative Agent and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the UCC, including Section 9-305 and 8-110 thereof.

(v)                                      The Escrow Agent shall accept the Escrow Funds and shall hold such securities, funds and the proceeds thereof in the Escrow Account. All amounts so deposited, and the interest on, and dividends, distributions and other payments or proceeds in respect of, any such deposits, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow Agent shall invest any portion of the Escrowed Property that is cash in Eligible Escrow Investments as shall be directed by the Borrower on the date hereof, and as may be further directed by the Borrower with respect to the Escrow Account in writing from time to time.  Any investment earnings and income on the Escrowed Property shall become part of the Escrowed Property, and shall be disbursed in accordance with this Agreement. All such property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property held therein by the Escrow Agent shall be under the “control” (within the meaning of Section 9-104 of the UCC) of the Administrative Agent for the benefit of itself and the Lenders.

(vi)                                   The Escrow Agent shall liquidate any Escrowed Property in the Escrow Account as directed in writing at any time by the Borrower.

(vii)                                The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or any shortfall in the value of the Escrowed Property that might result therefrom.

(c)                                  Escrow Agent Compensation; Expense Reimbursement.  The Borrower shall reimburse the Escrow Agent, upon request, for all expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including the reasonable compensation, expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Borrower and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts unless the Borrower shall be unable to pay or cause to be paid to the Escrow Agent such amounts due to a lack of assets (or access to assets), in which case the Escrow Agent shall be entitled to a lien on the Escrowed Property to secure such unpaid amounts. The provisions of this clause shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(d)                                 Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 Business Days’ prior written notice to the Borrower and the Administrative Agent. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records and other documents in the Escrow Agent’s possession relating to the Escrowed Property or this Agreement, in each case to a successor escrow agent approved by the Borrower (which approvals shall not be unreasonably withheld or delayed) and to accounts under the control of the Administrative Agent, provided that the “securities intermediary’s jurisdiction” of such successor escrow agent shall be the State of New York for purposes of the UCC, including 9-305 and 8-

110 thereof, and (ii) the Borrower, the Administrative Agent and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Lenders (as reasonably determined by the Borrower) and the Administrative Agent than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to the Borrower and the Administrative Agent, the Escrow Agent may apply at the expense of the Borrower to a court of competent jurisdiction for the appointment of a successor escrow agent.

3. Release of Escrowed Property.

(a)                                      If at any time on or prior to the Delta Acquisition Deadline, the Borrower delivers to the Escrow Agent and the Administrative Agent a written request substantially in the form set forth in Annex I hereto (a “Release Request”) certifying that, prior to or concurrently with the release of the Escrowed Property from the Escrow Account (the “Release”) the Delta Acquisition Escrow Conditions shall have been satisfied, the Escrow Agent shall release all of the Escrowed Property held by it in the Escrow Account to or as directed by the Borrower (the date of such release, the “Delta Escrow Release Date”), by wire transfer of immediately available funds in accordance with the instructions set forth in the Release Request no later than 12:00 p.m. (New York City time) on the Business Day immediately following the date such Release Request is delivered.

(b)                                      If:

(i)                                          at 11:59 p.m. (New York City time) on the Delta Acquisition Deadline, the Escrow Agent has not received a Release Request certifying that the Delta Acquisition Escrow Conditions have been satisfied on or prior to the Delta Acquisition Deadline; or

(ii)                                       the Borrower notifies the Escrow Agent and the Administrative Agent in writing substantially in the form set forth in Annex II hereto that (A) the Borrower has determined that the Delta Acquisition will not be consummated on or before the Delta Acquisition Deadline, (B) the Delta Acquisition Agreement has been terminated or (C) the Credit Agreement has been terminated;

the Escrow Agent, without the requirement of notice or action by the Borrower, the Administrative Agent or any other person or entity, shall, within one Business Day, liquidate all Escrowed Property then held by it in the Escrow Account and release all amounts to the Administrative Agent by wire transfer or internal transfer of immediately available funds (in accordance with the instructions set forth in Schedule A of Annex II hereto) for the benefit of the Lenders relating to the Escrow Account.

(c)                                       Prior to the release of funds in the Escrow Account pursuant to Sections 3(a) and 3(b), amounts of the Escrowed Property shall from time to time be withdrawn from the Escrow Account, upon the written request of the Administrative Agent (with a copy to the Borrower), for application to interest then due and payable pursuant to the Credit Agreement. Upon receipt of an a written request from the Administrative Agent (with a copy to the Borrower) prior to 2:00 p.m. (New York City time), certifying that an interest payment is due on the Term Loans, the Escrow Agent shall liquidate (in the manner directed) an amount of the Escrowed Property from the Escrow Account sufficient to pay the interest becoming due on the Term Loans (as calculated by the Administrative Agent in accordance with the terms of the Credit Agreement and set forth in such written request) and release such cash amount to the Administrative Agent for payment of such interest on the Term Loans no later than 11:00 a.m. (New York

City time) on the Business Day immediately following receipt of such written request.

(d)                                      The Administrative Agent undertakes to use its commercially reasonable efforts to notify the Escrow Agent and the Borrower at least three Business Days prior thereto of any expected release of Escrowed Property, but failure to do so shall not have any effect on the obligations of the Escrow Agent under this Agreement.

(e)                                       Concurrently with the execution of this Agreement, the Borrower and the Administrative Agent shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Escrow Agreement.  The Escrow Agent is authorized to confirm each funds transfer instruction received in the name of a party hereto, whether in writing, by telecopier or otherwise, by confirming via telephone call-back to an authorized individual of the applicable party as evidenced in Exhibit A-1 and Exhibit A-2, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated.  Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised, supplemented or rescinded only in writing signed by an authorized representative of the applicable party in the manner set forth herein or therein.  Such revisions, supplements or rescissions shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) (or, if earlier, when countersigned by the Escrow Agent).  If a revised Exhibit A-1 or Exhibit A-2 or a rescission of, or supplement to, an existing Exhibit A-1 or Exhibit A-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation reasonably requested by the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable party (which, for the avoidance of doubt, shall be deemed to be satisfactory to the Escrow Agent if in the form of a certificate of merger of the applicable entity).  The Borrower and Administrative Agent agree that the security procedures set forth in this Section 3(e) are commercially reasonable.  The Borrower and Administrative Agent understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay, except to the extent that such loss shall have been caused by the gross negligence or willful misconduct of the Escrow Agent as finally determined by a court of competent jurisdiction.

4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows:

(a)                                 the Escrow Agent does not represent, warrant or guaranty to the Administrative Agent or the Lenders from time to time the performance of the Borrower;

(b)                                the Escrow Agent shall have no responsibility to the Borrower, the Administrative Agent or the Lenders from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent;

(c)                                 the Borrower shall remain solely responsible for all aspects of the Borrower’s business and conduct;

(d)                                the Escrow Agent shall not be obligated to supervise, inspect or inform the Borrower or any third party of any matter referred to above; and

(e)                                 the Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment (without any obligation to determine such court’s jurisdiction), upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Borrower or the Administrative Agent in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, (iii) for any consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians; provided, that such nominees, correspondents, designees, subagents or subcustodians were chosen with due care by the Escrow Agent, or (v) for an amount in excess of the value of the Escrowed Property then credited to the Escrow Account.

The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Administrative Agent’s and the Lenders’ security interest in the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties (whether express or implied, and including fiduciary duties) on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Escrow Account as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Borrower, the Administrative Agent, the Lenders or any other party.

At any time the Escrow Agent may request in writing an instruction in writing from the Borrower, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to another identified provision of this Agreement. The Escrow Agent shall not be liable to the Borrower for acting without the applicable Borrower’s consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five Business Days after the Borrower receives the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Borrower.

The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement, and the reasonable fees and expenses of such counsel shall be paid by the Borrower, and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

In the event of any ambiguity or conflict in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refrain from acting with respect to such funds, securities, or property or such instruction, notice or certification, and the Escrow Agent shall not be or become liable for its failure or refusal to act. The Escrow Agent shall be entitled to refuse to act until either any conflicting, ambiguous or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Borrower.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Indemnity. The Borrower shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages (including those between or among the parties to this Agreement), arising from the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent, under this Agreement, except to the extent that such liability, expense or claim shall have been caused by the gross negligence or willful misconduct of any such Indemnified Person as finally determined by a court of competent jurisdiction. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

6. Grant of Security Interest; Instructions to Escrow Agent.

(a)                                      The Borrower hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Administrative Agent in its capacity as administrative agent under the Credit Agreement for its own benefit and the benefit of the Lenders, all of its respective right, title and interest in, to the extent applicable:

(i)                                          the Escrow Account, and all “financial assets” (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2 with respect thereto;

(ii)                                       all “security entitlements” (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account;

(iii)                                    all claims and rights of whatever nature which the Borrower may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at DTC or any other clearing corporation) or any other “securities intermediary” (as such terms are defined in Section 8-102(a) of the UCC);

(iv)                                   all rights which the Borrower has under this Agreement with respect to the Term Loans and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and

(v)                                      all “proceeds” (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing

(collectively, the “Collateral”), in order to secure all obligations and indebtedness of the Borrower under the Credit Agreement and any other obligation, now or hereafter arising, of every kind and nature, owed by the Borrower under the Credit Agreement to the Lenders or to the Administrative Agent with respect thereto or any predecessor Administrative Agent (collectively, the “Secured Obligations”). The Escrow Agent hereby acknowledges the Administrative Agent’s security interest and lien as set forth above. Except with respect to the Escrow Agent pursuant to this Agreement, the Borrower shall not grant or cause or permit any other person or entity to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Borrower’s right, title or interest in the Escrow Account or any Collateral.

(b)                                The Borrower and the Administrative Agent hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i)                                          maintain the Escrow Account for the sole and exclusive benefit of the Administrative Agent on its behalf and on behalf of the Lenders to the extent specifically required herein; treat all property in the Escrow Account as “financial assets” (as defined in Section 8-102(a) of the UCC); subject to the final sentence of Section 6(c), take all steps reasonably specified in writing by the Administrative Agent or the Borrower with respect to the Escrow Account pursuant to this Section 6 to cause the Administrative Agent to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the applicable Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Administrative Agent or, if applicable pursuant to this Agreement, the Escrow Agent;

(ii)                                       promptly notify the Administrative Agent and the Borrower if a Representative Officer of the Escrow Agent receives written notice that any person or entity other than such Trustee or the Escrow Agent has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii)                                    in addition to requesting disbursement of amounts held in the Escrow Account pursuant to and in accordance with Section 3, upon an Event of Default under the Credit Agreement and for so long as such Event of Default continues, the Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The liens and security interests provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Administrative Agent and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent pursuant to this Agreement to the extent not inconsistent with the terms hereof. The Escrow Agent shall not have any right to receive compensation from the Administrative Agent and shall have no authority to obligate the Administrative Agent or to compromise or pledge their security interests hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Administrative Agent in the exercise of their respective rights in the Collateral provided for herein.

(c)                                 The Borrower will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Administrative Agent and take any other actions that are necessary and requested by the Administrative Agent in writing to perfect, continue the perfection of, or protect the first priority of the Administrative Agent’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement. The Borrower also hereby authorizes the Administrative Agent to file any financing or continuation statements with respect to the Collateral in such jurisdictions and filing offices and containing such description of Collateral as are reasonably necessary in order to perfect the security interest granted herein without their respective signature (to the extent permitted by applicable law), and any such filing is hereby authorized to be made by the Administrative Agent or their counsel on behalf of the Administrative Agent. The Borrower shall pay all reasonable costs incurred in connection with any of the foregoing in accordance with the terms of Section 13.01 of the Credit Agreement. The Escrow Agent shall not have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(d)                                The Borrower hereby appoints the Administrative Agent as attorney-in-fact with full power of substitution to do any act that the Borrower is obligated hereby to do, and the Administrative Agent may, but shall not be obligated to, exercise such rights as the Borrower might exercise with respect to the Collateral and take any action in the Borrower’s name that the Administrative Agent has reasonably determined is necessary to protect the Administrative Agent’s security interest hereunder.

(e)                                 If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Administrative Agent directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or instructions without further consent by the Borrower, the Administrative Agent or any other person or entity.

(f)                                   The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC).

(g)                                The Borrower hereby confirms that the arrangements established under this Section 6 constitute “control” by the Administrative Agent of the Escrow Account (as such term is defined in Article 8 of the UCC).  The Escrow Agent and the Borrower have not entered and will not enter into any agreement other than this Agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Administrative Agent with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(h)                                The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein that it now has or subsequently obtains shall be subordinate to the security interest of the Administrative Agent in the Escrow Account and the funds therein or credited thereto. Except as otherwise set forth herein, the Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein.

7. Termination. This Agreement and the security interests in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Borrower under Section 2(c), Section 5 and Section 9(q)(iii) (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent. At such time, upon the written request of the Borrower, the Escrow Agent shall deliver to the Borrower (or its designee) all of the Escrowed Property hereunder that has not been disbursed or applied by the Escrow Agent in accordance with the terms of this Agreement. Such delivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such, except as to the absence of any liens on the Escrowed Property created by the Escrow Agent, and shall be at the sole expense of the Borrower.

8. Security Interest Absolute. All rights of the Administrative Agent for its own benefit and the benefit of the Lenders and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

(a)                                      any lack of validity or enforceability of either the Credit Agreement or any other agreement or instrument relating thereto;

(b)                                      any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

(c)                                       any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d)                                      to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Secured Obligations or of this Agreement.

9. Miscellaneous.

(a)                                      Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b)                                      Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c)                                       Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Borrower hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d)                                      Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e)                                       Entire Agreement; Amendments. This Agreement and the Credit Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Credit Agreement, and neither the Escrow Agent nor the Administrative Agent shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof; provided, for the avoidance of doubt, that the parties hereto may amend or supplement this Agreement without the consent of any Lender (as defined in the Credit Agreement) in order to (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) to conform the text of this Agreement to the Credit Agreement or any other any other Credit Document. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f)                                         Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below with verbal confirmation of receipt by the telecopy operator; (iv) when transmitted by email or facsimile to the email address set forth below with confirmation of receipt (either verbally or electronically) or (v) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Facsimile: 302-636-4149

Email: jfeil@wilmingtontrust.com

Attention: Joe Feil

To the Administrative Agent:

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036
Facsimile: (212) 507-6688

Email: AGENCY.BORROWERS@morganstanley.com
Attention:  Morgan Stanley Agency

To the Borrower:

Dynegy Finance IV, Inc.

c/o Dynegy Inc.

601 Travis Street

Suite 1400

Houston, Texas 77002
Facsimile: (713) 507-6588

Email: Catherine.James@dynegy.com
Attention:  General Counsel

With a copy to (which shall not constitute notice):

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Facsimile: (212) 354-7615

Email: rmincemoyer@whitecase.com

Attention: R. Jake Mincemoyer, Esq.

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f).

(g)                                      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h)                                      Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i)                                         Choice of Law; Submission to Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT SHALL BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE ESCROW AGENT HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION.

(j)                                         Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Borrower does not violate any applicable law or regulation to which the Borrower is subject and does not require the consent of any governmental or other regulatory body to which the Borrower is subject, except for such consents and approvals as have been obtained and are in full force and effect. The Borrower is, with respect to the Collateral delivered pursuant to this Agreement, the beneficial owner of such Collateral, free and clear of any Lien or claim of any person or entity (except for the security interest granted under this Agreement) and is the only “entitlement holders” (as defined in Section 8-102(a)(7) of the UCC) of the Escrow Account and the “financial assets” (as defined in Section 8-102(a) of the UCC).

(k)                                       Representations and Warranties of Escrow Agent and the Administrative Agent. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms. The Administrative Agent hereby represent and warrant that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on their behalf.

(l)                                         No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Borrower or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m)                                    Interpretation of Agreement. All terms not defined herein or in the Credit Agreement shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Administrative Agent or the Borrower conflicts with the Credit Agreement, the Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n)                                      Survival of Provisions. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o)                                      Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity who opens an account. For a non-individual person or entity such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(p)                                      Security Advice. The Borrower acknowledges that regulations of the Comptroller of the Currency grant the Borrower the right to receive brokerage confirmations of the security transactions as they occur. The Borrower specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(q)                                      Income Tax Reporting.

(i)                                     The parties hereto agree that, for tax reporting purposes, all interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Borrower, whether or not such income was disbursed during such calendar year.  The Escrow

Agent shall be deemed the payor of any interest or other income paid upon investment of the Escrowed Property for purposes of performing tax reporting.  With respect to any other payments made under this Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting.  The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of the parties hereto.

(ii)                                  Prior to the Closing Date, the Borrower and Administrative Agent shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.  The Borrower and Administrative Agent understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Property.

(iii)                               To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrowed Property.  The Borrower shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this paragraph (iii) is in addition to the indemnification provided in Section 5 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

DYNEGY FINANCE IV, INC., as the Borrower

By:	/s/ Siddharth Manjeshwar
Name:	Siddharth Manjeshwar
Title:	Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ William Graham
Name:	William Graham
Title:	Managing Director

[Signature Page to Dynegy Finance IV Escrow Agreement]

ANNEX I

DYNEGY FINANCE IV, INC.

[                        ], 201[  ]

Wilmington Trust, National Association, as Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Joe Feil

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036
Attention:  Morgan Stanley Agency

Re:                             Dynegy Finance IV, Inc. — Release Request

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among you (as Escrow Agent), Morgan Stanley Senior Funding, Inc. (as Administrative Agent under the Credit Agreement (as defined therein)) and Dynegy Finance IV, Inc., a Delaware corporation (the “Borrower”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This document constitutes a Release Request under the Escrow Agreement.

The Borrower hereby notifies you and certifies to you as follows pursuant to Section 3(a) of the Escrow Agreement that, prior to or concurrently with the release of the Escrowed Property from the Escrow Account, the Delta Acquisition Conditions have been satisfied.

[Signature Pages Follow]

The Borrower hereby notifies you and certifies to you that the release of the entire amount of funds from the Escrow Account is currently permitted in accordance with Section 3(a) of the Escrow Agreement and request that you release all such amounts as set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this Release Request.

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

Schedule A

WIRE INSTRUCTIONS AND INTERNAL TRANSFER INSTRUCTIONS

ANNEX II

DYNEGY FINANCE IV, INC.

[                 ], 201[  ]

Wilmington Trust, National Association, as Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Joe Feil

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036
Attention:  Morgan Stanley Agency

Re:                             Dynegy Finance IV, Inc. — Request to Release Escrowed Funds

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among you (as Escrow Agent), Morgan Stanley Senior Funding, Inc. (as Administrative Agent under the Credit Agreement (as defined therein)) and Dynegy Finance IV, Inc., a Delaware corporation (the “Borrower”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

The Borrower hereby notifies you and certifies to you pursuant to Section 3(b) of the Escrow Agreement that it has determined that the Delta Acquisition will not be consummated on or before the Delta Acquisition Deadline][the Delta Acquisition Agreement has been terminated][the Credit Agreement has been terminated].

[Signature Pages Follow]

The Borrower hereby notifies you and certifies to you that the release of the entire amount of funds from the Escrow Account is currently permitted in accordance with Section 3(b) of the Escrow Agreement and request that you release all such amounts in accordance with the wire instructions set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this notice.

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

Schedule A

WIRE INSTRUCTIONS AND INTERNAL TRANSFER INSTRUCTIONS

TO:	CITIBANK, N.A.
NEW YORK, NY 10043
VIA:	ABA # 021-000-089
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	406-99-776
REF:	Dynegy Finance IV, Inc.
ATTN:	Loan Servicing

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF BORROWER

Reference is made to that certain Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among Dynegy Finance IV, Inc. (the “Borrower”), Morgan Stanley Senior Funding, Inc., as Administrative Agent and Wilmington Trust, National Association, as Escrow Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Escrow Agreement.  The Borrower hereby designates each of the following persons as its authorized representatives for purposes of the Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such authorized representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this certificate (this “Exhibit A-1”) is attached, on behalf of the Borrower.

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

A-1-1

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

A-1-2

COMPLETE BELOW TO UPDATE EXHIBIT A-1

If the Borrower wishes to update this Exhibit A-1, the Borrower must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-1 with such changes.  Any updated Exhibit A-1 shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) of the Escrow Agreement (or, in each case, if earlier, when countersigned by the Escrow Agent) and shall supplement or entirely supersede and replace any prior Exhibit A-1 to the Escrow Agreement.

DYNEGY FINANCE IV, INC., as Borrower

By:

Name:

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

Date:

A-1-3

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF ADMINISTRATIVE AGENT

Reference is made to that certain Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among Dynegy Finance IV, Inc., Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”) and Wilmington Trust, National Association, as Escrow Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Escrow Agreement.  The Administrative Agent designates each of the following persons as its authorized representatives for purposes of the Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such authorized representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this certificate (this “Exhibit A-2”) is attached, on behalf of the Administrative Agent.

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

A-2-1

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

A-2-2

COMPLETE BELOW TO UPDATE EXHIBIT A-2

If Administrative Agent wishes to update this Exhibit A-2, Administrative Agent must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-2 with such changes.  Any updated Exhibit A-2 shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) of the Escrow Agreement (or, in each case, if earlier, when countersigned by the Escrow Agent) and shall supplement or entirely supersede and replace any prior Exhibit A-2 to the Escrow Agreement.

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:

Name:

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

Date:

A-2-3